SECOND AMENDMENT TO
                       CNG NONEMPLOYEE DIRECTORS  FEE PLAN

        The CNG Nonemployee Directors  Fee Plan, as amended and restated

   effective October 1, 1996, and as subsequently amended by a First Amendment thereto, is hereby further amended as follows:

        1.   The following new subparagraph (e) is added to paragraph 3:

                     (e) Effective April 1, 1998, any Director of the Company,
                    by giving notice to the Secretary of the Company, may elect to defer all or a portion of the payment of that portion of the Director s annual fees which are payable in CTG Common Stock, which he will earn subsequent to the date on which such notice is given. Such election may be revoked by the Director giving written notice to the Secretary as to such fees payable in CTG Common Stock earned subsequent to such revocation. In the event that a Director of the Company defers all or a portion of the payment of such fees payable in CTG Common Stock, then a separate subaccount shall be established under Account B for such Director relating to such deferrals. Such deferrals shall be deemed to be invested in CTG Common Stock, and any deemed dividends shall be deemed to purchase additional shares thereof. The payment of such subaccount shall be in accordance with the election of the Director specifying the terms and conditions for the payment of deferred fees generally.

               2.   Except as hereinabove modified and amended, the Directors

          Fee Plan, as amended, shall remain in full force and effect.

               IN WITNESS WHEREOF, Connecticut Natural Gas Corporation hereby executes this Second Amendment this 24th day of March, 1998.



          Witness:                         CONNECTICUT NATURAL GAS CORPORATION



          Erin Dombkowski                  By:  R. L. Babcock
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